Exhibit T3A-80

                            ARTICLES OF INCORPORATION
                                       OF
                              BURNEY MOUNTAIN POWER

                                        I
                         The name of this Corporation is
                              Burney Mountain Power

                                       II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in the state of California of this corporation's initial agent for service of process is: Donald C. Liddell, 6055 East Washington Boulevard, California 90040.

                                       IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

DATED:  January 2, 1992

                                               /s/ Pam Martin
                                            ---------------------------
                                               Pam Martin, Incorporator

                  I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                               /s/ Pam Martin
                                            ---------------------------
                                               Pam Martin, Incorporator

                                        2